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                                                            EXHIBIT NO. 99.10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 33-1657 on Form N-1A of our reports dated September 6, 2002 on the financial statements and financial highlights of MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS Global Value Fund (formerly, MFS Global Conservative Equity Fund), MFS International Core Equity Fund and MFS New Endeavor Fund, each a series of MFS Series Trust X, included in the Funds' 2002 Annual Reports to Shareholders.

                                                        ERNST & YOUNG LLP
                                                        ------------------
                                                        Ernst & Young LLP

Boston, Massachusetts
November 22, 2002